Exhibit 99.1
Genitope Corporation Announces Financial Results for Second Quarter Ended June 30, 2006
REDWOOD CITY, Calif.—(BUSINESS WIRE)—August 3, 2006—Genitope Corporation (Nasdaq: GTOP) today reported financial results for the second quarter and six months ended June 30, 2006.
Financial Results
For the second quarter of 2006, Genitope Corporation (“Company”) reported total operating expenses of $13.0 million and a net loss of $11.8 million, or $0.33 per share. This compares to total operating expenses of $8.3 million and a net loss of $7.5 million, or $0.27 per share, for the second quarter of 2005. For the six months ended June 30, 2006, the Company reported total operating expenses of $24.8 million and a net loss of $22.7 million, or $0.66 per share, which compares to total operating expenses of $15.9 million and a net loss of $14.5 million, or $0.52 per share, for the six months ended June 30, 2005.
During the first quarter of 2006, we adopted the provisions of, and began to account for stock-based compensation in accordance with, the Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 123—revised 2004 (“SFAS 123R”), “Share-Based Payment”. The increased operating expenses reported for the second quarter of 2006 and the six months ended June 30, 2006 were due in part to $1.2 million and $2.7 million, respectively, of stock option expense recognized as a result of the adoption of SFAS 123R. The remainder of the increase was due to higher staffing levels, additional corporate infrastructure and other operating costs required to support the Company’s growth, as well as recognition of higher rent expense associated with the lease agreements for the Company’s new manufacturing facility and corporate headquarters. These expense increases for the second quarter of 2006 and the six months ended June 30, 2006 were partially offset by increased interest income in 2006, compared to 2005, due to higher average monthly balances for cash, cash equivalents and marketable securities and higher interest rates during 2006 relative to 2005.
As of June 30, 2006, Genitope Corporation had cash, cash equivalents and marketable securities of $100.9 million, including $25.6 million that secures letters of credit related to the construction build-out of the Company’s new manufacturing facility and corporate headquarters and is restricted as to its use. The increase over the comparable balance at December 31, 2005 of $81.1 million (including $38.8 million that secured letters of credit and was restricted as to its use) reflects the completion, in February of 2006, of a follow-on public offering of 7,360,000 shares of common stock at a price of $8.50 per share, with net proceeds to the company of approximately $58.5 million.

Recent Corporate Progress and Outlook
“We look forward to the completion of our pivotal Phase 3 clinical trial for MyVax® personalized immunotherapy in November 2007, as we remain very confident in its future”, said Dan W. Denney, Jr., Ph.D., Genitope Corporation’s Chairman and Chief Executive Officer. “Additionally, we believe that our current capital resources are sufficient to fund operations through the completion of our Phase 3 clinical trial.” Dr. Denney added, “We are also excited about the continuing development of our monoclonal antibody program and are encouraged by its progress.”
About Genitope Corporation
Genitope Corporation (Redwood City, California) is a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. Genitope Corporation’s lead product candidate, MyVax® personalized immunotherapy, is a patient-specific active immunotherapy based on the unique genetic makeup of a patient’s tumor and is designed to activate the patient’s immune system to identify and attack cancer cells. Genitope Corporation is conducting a pivotal phase 3 clinical trial using MyVax® personalized immunotherapy in previously untreated follicular non-Hodgkin’s lymphoma patients.
Forward-Looking Statements
This news release contains “forward-looking statements.” For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements, including but not limited to statements about the timing of completion and results of the Company’s Phase 3 clinical trial of MyVax® personalized immunotherapy, the sufficiency of the Company’s current capital resources to fund operations through the completion of the Phase 3 clinical trial and the progress of the Company’s monoclonal antibody program. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Genitope Corporation’s results to differ materially from those indicated by these forward-looking statements, including without limitation, risks related to the progress, timing and results of Genitope Corporation’s clinical trials, difficulties or delays in obtaining regulatory approval, unanticipated expenditures or liabilities, competition from other pharmaceutical or biotechnology companies, the risks of growth and dependence on key personnel, risks relating to the completion of our new facility and to the manufacturing of MyVax® personalized immunotherapy, intellectual property matters, and other risks detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including its Quarterly Report for the fiscal quarter ended March 31, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

GENITOPE CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

					Cumulative
					Period from
					August 15, 1996
	Six Months Ended		Six Months Ended		(date of inception)
	June 30,		June 30,		to June 30,
	2006	2005	2006	2005	2006
Operating expenses:
Research and development	$10,102	$6,455	$18,788	$12,338	$119,721
Sales and marketing	608	554	1,442	1,029	8,869
General and administrative	2,242	1,248	4,609	2,522	22,131

Total operating expenses	12,952	8,257	24,839	15,889	150,721

Loss from operations	(12,952)	(8,257)	(24,839)	(15,889)	(150,721)

Loss on extinguishment of convertible notes and cancellation of Series E convertible preferred stock warrants	—	—	—	—	(3,509)
Interest expense	—	—	(1)	(1)	(3,008)
Interest and other income, net	1,142	725	2,168	1,362	7,761

Net loss	(11,810)	(7,532)	(22,672)	(14,528)	(149,477)

Dividend related to issuance of convertible preferred shares and the beneficial conversion feature of preferred stock	—	—	—	—	(18,407)

Net loss attributable to common stockholders	$(11,810)	$(7,532)	$(22,672)	$(14,528)	$(167,884)

Basic and diluted net loss per common share attributable to common stockholders	$(0.33)	$(0.27)	$(0.66)	$(0.52)

Shares used in computing basic and diluted net loss per share attributable to common stockholders	35,873	28,228	34,178	28,202

GENITOPE CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED BALANCE SHEETS
(in thousands, except per share and share data)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$75,301	$42,358
Prepaid expenses and other current assets	1,657	2,210

Total current assets	76,958	44,568

Restricted cash and marketable securities	25,610	38,762
Property and equipment, net	72,646	31,065
Other assets	1,000	1,000

Total assets	$176,214	$115,395

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,178	$4,084
Accrued and other current liabilities	3,318	4,128
Lease financing liabilities — current	4,492	4,400
Current lease obligations	24	24

Total current liabilities	25,012	12,636

Lease financing liabilities — noncurrent	23,825	14,997
Accrued interest — noncurrent	1,422	790
Noncurrent lease obligations	12	24

Total liabilities	50,271	28,447

Stockholders’ equity
Common stock, $0.001 par value, 65,000,000 shares authorized; Issued and outstanding: 35,919,307 shares at June 30, 2006 and 28,454,385 shares at December 31, 2005	36	28
Additional paid-in capital	294,148	232,620
Deferred stock compensation	(69)	(166)
Accumulated other comprehensive loss	(288)	(321)
Deficit accumulated during development stage	(167,884)	(145,213)

Total stockholders’ equity	125,943	86,948

Total liabilities and stockholders’ equity	$176,214	$115,395

CONTACT:
Genitope Corporation
John Vuko, +1-650-482-2000
IR@genitope.com
http://www.genitope.com
SOURCE:
Genitope Corporation